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EXHIBIT 1.3

STANDARD DISTRIBUTION AGREEMENT TERMS

PROTECTIVE LIFE INSURANCE COMPANY

SECURED MEDIUM-TERM NOTES PROGRAM

Dated as of July 21, 2005

        This document constitutes Standard Distribution Agreement Terms which are incorporated by reference in the Distribution Agreement, dated as of the date set forth therein (the "Distribution Agreement"), by and among the Trust, the Company, and each Dealer specified in the Distribution Agreement. The Distribution Agreement is set forth in Section G of the Omnibus Instrument and these Standard Distribution Agreement Terms are attached as Exhibit G to the Omnibus Instrument.

        These Standard Distribution Agreement Terms shall be of no force and effect unless and until incorporated by reference into, and then only to the extent not modified by, the Distribution Agreement.

        The following terms and provisions shall govern the terms of the distribution of the Notes issued by the Trust, subject to such other terms and provisions expressly adopted in the Distribution Agreement.

        Capitalized terms not otherwise defined in these Standard Distribution Agreement Terms shall have their respective meanings ascribed to them in the Distribution Agreement.

        In connection with the Protective Life Secured Medium-Term Notes Program (the "Secured Medium-Term Notes Program"), the Company has authorized the issuance and sale from time to time of funding agreements to Protective Life Secured Trusts in order to secure the issuance of medium-term notes due nine months or more from the date of issuance by the Trust and any other trust organized in connection with the Registration Statement (defined below), of such notes to or through the Dealer(s) pursuant to the terms of this Distribution Agreement, any other distribution agreement entered into by and among the Company, the dealer(s) named therein and any trust (other than the Trust) organized in connection with the Registration Statement and any selling agent agreement (each, a "Selling Agreement") entered into by and among the Company, the agents named therein and any trust (other than the Trust) organized in connection with the Protective Life InterNotes® Program (the "InterNotes® Program," together with the Secured Medium-Term Notes Program, the "Program").

        The Notes are to be issued pursuant to the Indenture. The Trust shall issue only one series of Notes. The Trust will use the proceeds from the sale of the Series of Notes to purchase one or more funding agreements (each a "Funding Agreement") from the Company. The Series of Notes will be secured by one or more Funding Agreement(s) which will be assigned by the Trust to the Indenture Trustee on behalf of the holders of the Series of Notes pursuant to the Indenture. In connection with the sale of the Series of Notes, the Trust will prepare a Pricing Supplement (the "Pricing Supplement") including or incorporating by reference a description of the terms of the Series of Notes, the terms of the offering and a description of the Trust.

        References to "Dealer" shall include any institution appointed as a Dealer, when acting as an agent, pursuant to Section 10(f) below.

        This Distribution Agreement specifies terms and conditions on which the Notes may be sold by the Trust (i) to the Dealer(s) as principal for resale to investors and (ii) directly to investors through the Dealer(s) as an agent of the Trust in soliciting offers for the purchase of the Notes.

        The Company has made the requisite filings with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Company has filed with the Commission a registration statement on Form S-3 relating to the registration of the Funding Agreements and the Notes under the Securities Act of 1933, as amended

(the "1933 Act"). Such registration statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the Company has filed such post-effective amendments thereto as may be required prior to the Trust's acceptance of any offer for the purchase of Notes and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable) is referred to herein as the "Registration Statement"; and the final prospectus and all applicable amendments or supplements thereto (including the final prospectus supplements and Pricing Supplement(s) relating to the offering of the Notes), in the form first furnished to the Dealer(s) for use in confirming sales of the Notes, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement", and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the 1934 Act, prior to any acceptance by the Trust of an offer for the purchase of Notes; provided, further, that if the Company files a registration statement (the "Rule 462(b) Registration Statement") with the Commission pursuant to Rule 462(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") or files a registration statement containing a combined prospectus pursuant to Rule 429 of the 1933 Act Regulations (the "Rule 429 Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement or the Rule 429 Registration Statement, as applicable. A "preliminary prospectus" shall be deemed to refer to any prospectus and any prospectus supplement used before the Registration Statement became effective and any prospectus and any prospectus supplement furnished by the Company after the Registration Statement became effective and before any acceptance by the Trust of an offer for the purchase of Notes which omitted information to be included upon pricing in a form of prospectus and prospectus supplement filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. For purposes of this Distribution Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Distribution Agreement to financial statements and schedules and other information which is "disclosed", "contained", "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Distribution Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

        SECTION 1.    Appointment as Dealer.

        (a)   Appointment.    Subject to the terms and conditions stated herein, the Trust and Company hereby agree that the Notes will be sold exclusively to or through the Dealer(s) pursuant to the terms of this Distribution Agreement. Each Dealer shall be a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

        (b)   Sale of Notes.    The Company and the Trust shall not sell or approve the solicitation of offers for the purchase of Notes in excess of the aggregate initial offering price of notes registered pursuant to the Registration Statement and any additional aggregate offering price of notes registered pursuant to a Rule 462(b) Registration Statement. The Dealer(s) shall have no responsibility for maintaining records with respect to the aggregate initial offering price of notes sold (including the Notes), or of otherwise monitoring the availability of notes for sale, under the Registration Statement.

        (c)   Purchases as Principal.    If agreed upon among a Dealer or Dealers, the Trust and the Company in this Distribution Agreement, then such Dealer(s) will act as principal in connection with any offering of the Notes by the Trust. Any purchase of Notes from the Trust by a Dealer as principal shall be made in accordance with Section 5(a) hereof.

        (d)   Solicitations as Agent.    If agreed upon among a Dealer or Dealers, the Trust and the Company in this Distribution Agreement, then such Dealer(s), acting solely as an agent or agents for the Trust and not as principal, will solicit offers for the purchase of the Notes. Such Dealer(s) will communicate to the Company and Trust, orally or in writing, each offer for the purchase of Notes solicited by it on an agency basis other than those offers rejected by such Dealer(s). Each such Dealer shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of the Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Trust may accept or reject any offer for the purchase of the Notes, in whole or in part. Each such Dealer shall make reasonable efforts to assist the Trust in obtaining performance by each purchaser whose offer for the purchase of the Notes has been solicited by it on an agency basis and accepted by the Trust. Each such Dealer shall not have any liability to the Trust or Company in the event that any such purchase is not consummated for any reason. If the Trust shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by a Dealer on an agency basis and accepted by the Trust, then the Trust and Company shall hold such Dealer harmless against any loss, claim or damage arising from or as a result of such default by the Trust. Any purchase of Notes from the Trust by a Dealer as an agent shall be made in accordance with Section 5(b) hereof.

        (e)   Reliance.    The Trust, Company and the Dealer(s) agree that any Notes purchased from the Trust by the Dealer(s) as principal shall be purchased, and any Notes the placement of which a Dealer arranges as an agent of the Trust shall be placed by such Dealer, in reliance on the representations, warranties, covenants and agreements of the Trust and Company contained herein and on the terms and conditions and in the manner provided herein.

        SECTION 2.    Representations and Warranties.

        (a)   Each of the Trust and the Company jointly and severally represent and warrant to each Dealer as of the date hereof, as of the date of the acceptance by the Trust of an offer for the purchase of Notes (when such Dealer is acting as agent), as of the date of each delivery of Notes to the Dealer, if applicable, (whether to such Dealer as principal or through such Dealer as an agent) (the date of each such delivery to such Dealer as principal or through such Dealer as agent is referred to herein as a "Settlement Date"), and as of any time prior to the Settlement Date that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the notes offered pursuant to the Registration Statement, including the establishment of or a change in the interest rates, maturity or price of notes offered pursuant to the Registration Statement or similar changes) (each of the times referenced above is referred to herein as a "Representation Date"), as follows:

          (i)    Due Formation and Good Standing of the Trust.    The Trust is either a statutory trust or common law trust, as specified in this Distribution Agreement, duly formed under Delaware law pursuant to the Trust Agreement and, if the Trust is a statutory trust, the filing of a certificate of trust with the Delaware Secretary of State, which is validly existing and in good standing as a statutory trust or common law trust, as applicable, under the laws of the State of Delaware.

          (ii)   No Material Changes.    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (1) there has been no event or occurrence that would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Trust or on the power or ability of the Trust to perform its obligations under this Distribution Agreement, the Indenture, the Trust Agreement, the Funding Agreement(s), the Administrative Services Agreement (the "Administration Agreement") between the trustee of the Trust (the "Trustee"), on behalf of the Trust, and AMACAR Pacific Corp., as administrator (the "Administrator"), the License Agreement (the "License Agreement"), between the

  Trust and Protective Life Corporation or the Notes or to consummate the transactions to be performed by it as contemplated in the Prospectus (a "Trust Material Adverse Effect") and (2) there have been no transactions entered into by the Trust, other than those related to the Secured Medium-Term Notes Program or in the ordinary course of business, which are material with respect to the Trust.

          (iii)  Authorization of this Distribution Agreement, each Funding Agreement, the Trust Agreement, the Indenture, Administration Agreement, the License Agreement and Notes.    This Distribution Agreement, each relevant Funding Agreement, the Indenture, the Administration Agreement and the License Agreement have been or will be duly authorized, executed and delivered by the Trust. Assuming that each party to this Distribution Agreement, each relevant Funding Agreement, the Indenture, the Trust Agreement, the Administration Agreement and the License Agreement other than the Trust, as applicable, has duly authorized, executed and delivered each such agreement, then this Distribution Agreement, each relevant Funding Agreement, the Trust Agreement, the Administration Agreement, the Indenture and the License Agreement will each be a valid and legally binding agreement of the Trust enforceable against the Trust in accordance with its terms, as applicable, except (1) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (2) except as enforcement thereof may be limited by requirements that a claim with respect to the Notes issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States, (3) that no representation or warranty is made with respect to the enforceability of Section 6 hereof, and (4) that no representation or warranty is made with respect to the enforceability of the Funding Agreement(s) to the extent that the source of the funds used by the Trust to purchase such Funding Agreement renders such funds, or any property or investment acquired with such funds, subject to governmental seizure or other penalty under the USA PATRIOT Act of 2001, as amended, or any other law, rule or regulation, relating to money laundering, terrorist financing or other illegal activities; the Notes have been duly authorized by the Trust for offer, sale, issuance and delivery pursuant to this Distribution Agreement and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). Subject to the exceptions set forth in the preceding sentence, the Notes, when executed by the Trust and issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will be entitled to the benefits of the Indenture.

          (iv)  Absence of Defaults and Conflicts.    The Trust is not in violation of its certificate of trust, if applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan or credit agreement, note, lease or other agreement or instrument to which the Trust is a party or by which it may be bound or to which any of the property or assets of the Trust is subject (the "Trust Agreements and Instruments"), except for such violations or defaults that would not reasonably be expected to result in a Trust Material Adverse Effect; and (1) the execution, delivery and performance of this Distribution Agreement, the Indenture, the Notes, each Funding Agreement, the Administration Agreement, the License Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Trust in connection with the transactions contemplated by the Prospectus, (2) the performance of the Trust Agreement (all agreements and instruments referenced in clauses (1) and (2) above are referred to herein as the "Program Documents"), (3) the consummation of the transactions contemplated in the Prospectus (including the issuance and sale of the Notes and the use of proceeds therefrom as described in the Prospectus) and (4) the compliance by the Trust with its obligations under the Program Documents do not and will not, constitute a breach, violation or default which (A) gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust under, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Trust pursuant to, any Trust Agreements and Instruments, nor will such action result in any violation of the Trust's certificate of trust, if applicable, the Trust Agreement and the Trust is not in default in the performance or observance of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any of its assets, properties or operations; provided that no representation or warranty is made with respect to the Funding Agreement(s) to the extent that the source of the funds used by the Trust to purchase such Funding Agreement renders such funds, or any property or investment acquired with such funds, subject to governmental seizure or other penalty under the USA PATRIOT Act of 2001, as amended, or any other law, rule or regulation, relating to money laundering, terrorist financing or other illegal activities; provided further, that in the case of clause (A) of this paragraph (viii), this representation and warranty shall not extend to such repurchase, redemption or repayment that would not result in a Trust Material Adverse Effect and in the case of clause (B) of this paragraph (viii), this representation and warranty shall not extend to such lien, charges or encumbrances or any violations or defaults that would not result in a Trust Material Adverse Effect.

          (v)   Absence of Proceedings.    There is no action, suit, proceeding or investigation pending of which the Company or the Trust has received notice or service of process, or before or brought by any court or governmental agency or body, domestic or foreign, or to the knowledge of the Company or Trust threatened, against or affecting the Trust which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which may reasonably be expected to individually or in the aggregate result in a Trust Material Adverse Effect.

          (vi)  No Filings, Regulatory Approvals etc.    Other than as set forth or contemplated in the Prospectus, no filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the issuance and sale of the Notes, by the Trust, except such as have been previously made, obtained or rendered, as applicable and except such consents, approvals, authorizations, registrations or qualifications as may be required under the 1933 Act and the 1939 Act or under state or foreign securities or Blue Sky laws or any rules or regulations of any securities exchange.

          (vii) Investment Company Act.    The Trust is not, and upon the sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (viii) Ratings.    The Program under which the Notes are issued, as well as the Notes, as applicable, are rated by Moody's Investors Service, Inc. or its successor ("Moody's") and by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. or its successor ("S&P", and together with Moody's the "Ratings Agencies") as set forth in Schedule 1 to the Omnibus Instrument, or such other rating as to which the Company shall have most recently notified the Dealer(s) pursuant to Section 3(b)(viii) hereof. Except as otherwise disclosed to the Dealer(s) in writing, to the knowledge of the Company and the Trust, no Ratings Agency has issued any public announcement or informed the Trust or the Company that such Ratings Agency has under surveillance or review, with possible negative implications, its rating of the Program or the Notes or any notes issued pursuant to the Registration Statement, as applicable, or the withdrawal of the rating of the Program, the Notes or any notes issued pursuant to the Registration Statement, as applicable, by such Ratings Agency.

          (ix)  Notes Listed on Any Stock Exchange.    If specified in the applicable Pricing Supplement, the Notes described in such Pricing Supplement shall be listed on the securities exchange designated in the Pricing Supplement.

          (x)   Beneficial Interest.    The beneficial interest of the Trust when issued will be duly authorized and, when registered in the Securities Register (as defined in the Trust Agreement) in accordance with the provisions of the Trust Agreement, will be a valid and binding obligation of the Trust, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership or similar laws affecting creditors' rights generally or by general principles of equity.

          (xi)  Security Interest.    As required by the Indenture, the Trust pursuant to the Indenture, will create, in favor of the Indenture Trustee, for the benefit of the holders of Notes a first priority perfected security interest in the Collateral (as defined in the Indenture) under New York law or the law of such other applicable jurisdiction whose law governs such perfection, non-perfection or priority.

        (b)   The Company represents and warrants to each Dealer as of each Representation Date, as follows:

          (i)    Due Incorporation, Good Standing and Due Qualification of the Company.    The Company is a corporation duly incorporated and validly existing under the laws of the State of Tennessee with corporate power and authority to own, its properties and to conduct its business as described in the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a material adverse change in the condition (financial or otherwise) or in the earnings, results of operations or business prospects of the Company and its subsidiaries considered as one enterprise or on the power or ability of the Company to perform its obligations under the Program Documents to which the Company is a party or to consummate the transactions to be performed by the Company as contemplated in the Prospectus (a "Company Material Adverse Effect"); all of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company were issued in violation of preemptive or other similar rights of any securityholder of the Company.

          (ii)   Due Incorporation, Good Standing and Due Qualification of Significant Subsidiaries.    West Coast Life Insurance Company ("West Coast Life") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Company Material Adverse Effect; all of the issued and outstanding shares of capital stock of West Coast Life has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any perfected security interest and, to the Company's best knowledge, any other security interest, mortgages, pledges, claims, liens, or encumbrances.

          (iii)  Registration Statement and Prospectus; Filing Status.    The Company meets the requirements for use of Form S-3 under the 1933 Act; the Registration Statement (or any Rule 462(b) Registration Statement or any Rule 429 Registration Statement, if applicable) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or any Rule 462(b) Registration Statement or any Rule 429 Registration Statement, if applicable) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with; the Indenture has been duly qualified under the 1939 Act; at the respective times that the Registration Statement (including any Rule 462(b) Registration Statement and any Rule 429 Registration Statement, if applicable) and any post-effective amendment thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission) became effective and at each Representation Date the Registration Statement (including any Rule 462(b) Registration Statement and any Rule 429 Registration Statement, if applicable) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each preliminary prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations; each preliminary prospectus and the Prospectus delivered to a Dealer for use in connection with an offering of Notes will, at the time of such delivery, be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the 1933 Act Regulations; and at the date hereof, at the date of the Prospectus and each amendment or supplement thereto and at each Representation Date, neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to (A) statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Dealer(s) expressly for use in the Registration Statement or the Prospectus or (B) that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Form T-1) under the 1939 Act of the Trustee and the Indenture Trustee.

          (iv)  Incorporated Documents.    The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

          (v)   Independent Accountants.    The accounting firm that certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

          (vi)  Company Financial Statements.    The consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries at the dates indicated and the consolidated statement of income, stockholders' equity and cash flows of the Company and its subsidiaries, for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; the supporting schedules of the Company, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein; the selected financial data and the summary financial information of the Company included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement and the Prospectus.

          (vii) Descriptions of the Program Documents.    The statements relating to the Program Documents contained in the Prospectus conform and will conform in all material respects to the Program Documents and the Program Documents are substantially in the form filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

          (viii) Authorization of this Distribution Agreement and each Funding Agreement.    This Distribution Agreement has been and each Funding Agreement when issued will be duly authorized, executed and delivered by the Company and, assuming that each party to this Distribution Agreement and each Funding Agreement, other than the Company, has duly authorized executed and delivered such agreement, then this Distribution Agreement and each Funding Agreement will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (1) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (2) that no representation or warranty is made with respect to the enforceability of Section 6 hereof and (3) that no representation or warranty is made with respect to the enforceability of the Funding Agreement(s) to the extent that the source of the funds used by the Trust to purchase such Funding Agreement(s) renders such funds, or any property or investment acquired with such funds, subject to governmental seizure or other penalty under the USA PATRIOT Act of 2001, as amended, or any other law, rule or regulation, relating to money laundering, terrorist financing or other illegal activities.

          (ix)  Absence of Defaults and Conflicts.    Neither the Company nor West Coast Life is in violation of the provisions of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or West Coast Life is a party or by which they may be bound or to which any of the property or assets of the Company or West Coast Life is subject (collectively, "Company Agreements and Instruments"), except for such defaults that would not result in a Company Material Adverse Effect; the execution, delivery and performance of this Distribution Agreement, each Funding Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Prospectus, the consummation of the transactions contemplated in the Prospectus (including the issuance and sale of the Notes and the use of the proceeds therefrom as described in the Prospectus) and the compliance by the Company with its obligations thereunder do not and will not constitute a breach, violation or default which (A) gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or West Coast Life under, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or West Coast Life pursuant to, any Company Agreements and Instruments, nor will such action result in any violation of the provisions of the charter, articles or by-laws of the Company or West Coast Life or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or West Coast Life or any of their assets, properties or operations; provided that no representation or warranty is made with respect to the Funding Agreement(s) to the extent that the source of the funds used by the Trust to purchase such Funding Agreement(s) renders such funds, or any property or investment acquired with such funds, subject to governmental seizure or other penalty under the USA PATRIOT Act of 2001, as amended, or any other law, rule or regulation, relating to money laundering, terrorist financing or other illegal activities; provided that in the case of clause (A) of this paragraph (ix), this representation and warranty shall not extend to such repurchase, redemption or repayment that would not result in a Company Material Adverse Effect and in the case of clause (B) of this paragraph (ix), this representation and warranty shall not extend to such lien, charges or encumbrances or any violations or defaults that would not result in a Company Material Adverse Effect.

          (x)   Absence of Proceedings.    There is no action, suit, proceeding or investigation pending of which the Company has received notice or service of process, or before or brought by any court or governmental agency or body, domestic or foreign, or to the knowledge of the Company threatened, against the Company which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which would individually or in the aggregate result in a Company Material Adverse Effect.

          (xi)  Possession of Licenses and Permits.    Each of the Company and West Coast Life is duly organized and licensed as an insurance company in its state of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized, with corporate power to conduct its business as described in the Prospectus (except for any such jurisdiction in which the failure to be so licensed or authorized would not reasonably be expected to have a Company Material Adverse Effect); and except as otherwise specifically described in the Prospectus, neither the Company nor West Coast Life has received any notification from any federal, state, local or foreign regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from such federal, state, local or foreign regulatory authority is needed to be obtained by either the Company or West Coast Life in any case where it would be reasonably expected that the failure to obtain any such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification would have a Company Material Adverse Effect.

          (xii) No Filings, Regulatory Approvals etc.    Other than as set forth or contemplated in the Prospectus, no filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the issuance and sale of the Funding Agreements by the Company, except such as have been previously made, obtained or rendered, as applicable and except such consents, approvals, authorizations, registrations or qualifications as may be required under the 1933 Act and the 1939 Act or under state or foreign securities or Blue Sky laws or any rules or regulations of any securities exchange.

          (xiii) Investment Company Act.    The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required to register as an "investment company" within the meaning of the 1940 Act.

          (xiv) Ratings.    The Company's financial strength is rated by Moody's and S&P as set forth in Schedule 1 to the Omnibus Instrument, or such other rating as to which the Company shall have most recently notified the Dealer(s) pursuant to Section 3(b)(viii) hereof. Except as otherwise disclosed to the Dealer(s) in writing, to the Company's knowledge, no Ratings Agency has issued any public announcement or informed the Company that such Ratings Agency has under surveillance or review, with possible negative implications, its rating of the financial strength of the Company, or the withdrawal of the financial strength rating of the Company.

          (xv) Absence of Default Under Each Funding Agreement.    To the Company's knowledge, there exists no event or circumstance which does or may (with the passing of time, the giving of notice, the making of any determination, or any combination thereof) be reasonably expected to constitute an event of default under any outstanding funding agreement issued in connection with the Registration Statement.

        (c)   Additional Certifications.    Any certificate signed by the Administrator or any officer of the Trustee or the Company and delivered to one or more Dealers or to counsel for the Dealer(s) in connection with an offering of Notes to one or more Dealers as principal or through a Dealer as an agent shall be deemed a representation and warranty by the Trust and the Company to such Dealer(s) as to the matters covered thereby on the date of such certificate.

        SECTION 3.    Covenants of the Company and Trust.

        (a)   The Company and the Trust jointly and severally covenant and agree with each Dealer as follows:

          (i)    Preparation of Pricing Supplements.    The Company and the Trust will prepare, with respect to any Notes to be sold to or through one or more Dealers pursuant to this Distribution Agreement, a Pricing Supplement with respect to such Notes in a form approved by the Dealer(s). The Company and Trust will deliver such Pricing Supplement no later than 1:00 p.m., New York City time, on the business day following the date of the Company's and Trust's acceptance of the offer for the purchase of such Notes and will file such Pricing Supplement pursuant to Rule 424(b) under the 1933 Act.

          (ii)   Use of Proceeds.    The Trust will use the net proceeds received by it from the issuance and sale of the Notes in the manner specified in the Prospectus.

          (iii)  Suspension of Certain Obligations.    After the Settlement Date or, in the event of the purchase of Notes by the Dealer(s) as principal, after the completion of the distribution of the Notes, the Company and the Trust, as applicable, shall not be required to comply with the provisions of Sections 3(a)(i), (ii), (vi), (vii), (viii) and (x) and Sections 3(b)(i), (ii), (vii), (viii), (x), (xi) and (xii).

          (iv)  Listing.    If listing of the Notes is specified in the Pricing Supplement, the Company and the Trust shall use reasonable efforts to obtain and maintain approval for the listing of the Series of Notes on the securities exchange designated in the Pricing Supplement until such time as none of the Notes of the Series are outstanding.

          (v)   Blue Sky Qualifications.    The Company and the Trust shall endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Dealer(s) shall reasonably request and to maintain such qualifications for as long as such Dealer(s) shall reasonably request; provided however that the Company and the Trust shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (vi)  The Depository Trust Company.    The Company and Trust shall assist the Dealer(s) in arranging to cause the Notes to be eligible for settlement through the facilities of The Depository Trust Company.

          (vii) Notice of Amendment to Indenture or Trust Agreement.    The Trust will give the Dealer(s) at least seven (7) days' prior notice in writing of any proposed amendment to the Indenture or Trust Agreement and, except in accordance with the applicable provisions of the Indenture or Trust Agreement, not make or permit to become effective any amendment to the Indenture or Trust Agreement which may adversely affect the interests of the Dealer(s) or any holder of any outstanding Notes without the consent of the affected party.

          (viii) Authorization to Act on Behalf of the Trust.    The Trust will, from time to time, after receiving a written request from a Dealer, deliver to the Dealer(s) a certificate as to the names and signatures of those persons authorized to act on behalf of the Trust in relation to the Program if such information has changed.

          (ix)  Notice of Meeting.    The Trust will furnish to the Dealer(s), at the same time as it is dispatched, a copy of notice of any meeting of the holders of Notes which is called to consider any matter which is material in the context of the Trust.

          (x)   Reaffirmation of Representations and Warranties.    The execution of this Distribution Agreement (whether by one or more Dealers acting as principal or by one or more Dealers acting as agent), and the delivery of the Notes (whether to one or more Dealers as principal or through one or more Dealers as agent) shall be deemed to be an affirmation that the representations and warranties of the Company and Trust herein contained and contained in any certificate theretofore delivered to such Dealer pursuant hereto are true and correct in all material respects as of the date hereof (when each Dealer is acting as principal) or as of the date of acceptance by the Trust of an offer for the purchase of Notes (when each Dealer is acting as agent), and an undertaking that such representations and warranties will be true and correct in all material respects at the time of delivery to such Dealer(s) or to the purchaser or its agent, as the case may be, of the Notes, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

        (b)   The Company further covenants and agrees with the Dealer(s) as follows:

          (i)    Notice of Certain Events Regarding Registration Statement, Prospectus and Ratings.    Prior to the Settlement Date the Company with respect to the Registration Statement and Prospectus will notify the Dealer(s) immediately, and confirm such notice in writing of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any amendment or supplement to the Prospectus (other than any amendment or supplement thereto providing solely for the determination of the variable terms of the notes issued pursuant to the Registration Statement), (ii) the receipt of any comments from the Commission with respect to the Registration Statement and the Prospectus and a Rule 462(b) Registration Statement, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of any preliminary prospectus or Prospectus, or of the initiation of any proceedings for that purpose or (v) any change in the rating assigned by any Ratings Agency to the Program, the Notes or the notes issued pursuant to the Registration Statement, as applicable, or the withdrawal by any Ratings Agency of its rating of the Program, the Notes or the notes issued pursuant to the Registration Statement, as applicable. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (ii)   Filing or Use of Amendments.    Prior to the Settlement Date the Company will give the Dealer(s) advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional notes to be issued pursuant to the Registration

  Statement, any amendment or supplement to the Registration Statement (including any filing under Rule 462(b) or Rule 429 of the 1933 Act Regulations) or any amendment or supplement to the prospectus included in the Registration Statement at the time it became effective or to the Prospectus (other than an amendment or supplement thereto providing solely for the determination of the variable terms of the notes to be issued pursuant to the Registration Statement), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish to such Dealer(s) copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such document in a form as to which the Dealer or counsel for the Dealer(s) shall reasonably object in writing, unless, in the judgment of the Company and its counsel, such amendment or supplement is necessary to comply with law.

          (iii)  Delivery of the Registration Statement.    The Company will furnish to the Dealer(s) and to counsel for the Dealer(s), upon request, without charge, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to a Dealer will be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (iv)  Delivery of the Prospectus.    The Company will furnish to each Dealer, without charge, such number of copies of the Prospectus (as amended or supplemented) as such Dealer may reasonably request. The Prospectus and any amendments or supplements thereto furnished to such Dealer will be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (v)   Revisions of Prospectus—Material Changes.    If at any time prior to the Settlement Date, or at any time after the Settlement Date when the Prospectus is required by the 1933 Act to be delivered in connection with offers or sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Dealer(s), counsel for the Company or counsel for the Trust, to amend or supplement the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, to amend or supplement the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, as applicable, the Company shall give prompt notice, confirmed in writing, to the Dealer(s) to cease the solicitation of offers for the purchase of Notes in their capacity as agent, if applicable, and to cease sales of any Notes they may then own as principal, and the Company will promptly prepare and file with the Commission, subject to Section 3(b)(ii) hereof, if applicable, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Dealer(s), without charge, such number of copies of such amendment or supplement as the Dealer(s) may reasonably request. In addition, the Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of each offering of Notes.

          (vi)  Reporting Requirements.    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

          (vii) Outstanding Aggregate Principal Amount of Notes.    The Company will promptly, upon request by a Dealer notify such Dealer of the aggregate principal amount of notes issued pursuant to the Registration Statement from time to time outstanding under the Program in their currency of denomination and (if so requested) expressed in United States dollars. For the purpose of determining the aggregate principal amount of such notes outstanding (i) the principal amount of notes issued pursuant to the Registration Statement, denominated in a currency other than United States dollars shall be converted into United States dollars using the spot rate of exchange for the purchase of the relevant currency against payment of United States dollars being quoted by the Paying Agent (as defined in the Indenture) on the date on which the relevant notes issued pursuant to the Registration Statement were initially offered, (ii) any notes issued pursuant to the Registration Statement which provide for an amount less than the principal amount thereof to be due and payable upon redemption following an Event of Default (as defined in the Indenture) in respect of such notes issued pursuant to the Registration Statement, shall have a principal amount equal to their redemption amount, (iii) any zero coupon (and any other notes issued pursuant to the Registration Statement issued at a discount or premium) shall have a principal amount equal to their price to the public and (iv) the currency in which any notes issued pursuant to the Registration Statement are payable, if different from the currency of their denomination, shall be disregarded.

          (viii) Notice of Certain Events Regarding 1934 Act Filings and Ratings.    Prior to the Settlement Date the Company with respect to its filings with the Commission under the 1934 Act will notify the Dealer(s) immediately, and confirm such notice in writing, as applicable, of (i) the receipt of any comments from the Commission, (ii) any request by the Commission for any amendments to such filings, (iii) the issuance by the Commission of any stop order suspending the effectiveness of such filings, or of the initiation of any proceedings for that purpose or (iv) any change in the rating assigned by any Ratings Agency to any debt securities or financial strength of the Company, or the withdrawal by any Ratings Agency of its rating of any debt securities or the financial strength of the Company. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (ix)  Earnings Statements.    The Company will timely file such reports pursuant to the 1934 Act and the 1934 Act Regulations, as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (x)   Restrictions on the Offer and Sale of Funding Agreements. Except pursuant to a Selling Agreement, the Company shall not issue or agree to issue, during the period commencing on the date of this Distribution Agreement, and continuing to and including the Settlement Date with respect to the Notes, any Funding Agreement or similar agreement for the purpose of supporting the issuance by a special purpose entity of securities denominated in the same currency or substantially similar to such Notes, in each case without prior notice to the Dealer(s) (which shall be the bookrunning lead manager(s) in the case of a syndicated issue).

          (xi)  Use of Proceeds.    The Company will use the net proceeds received by it from the issuance and sale of the Funding Agreement(s) in the manner specified in the Prospectus.

          (xii) Authorization to Act on Behalf of the Company.    If requested in writing by the Dealer(s) in connection with solicitations as agent, the Company will, from time to time, deliver to the Dealer(s) a certificate as to the names and signatures of those persons authorized to act on behalf of the Company in relation to the Program if such information has changed.

        SECTION 4.    Conditions of Dealer(s) Obligations.

        The obligations of one or more Dealers to purchase Notes from the Trust as principal, the obligations of a Dealer to solicit offers for the purchase of Notes as an agent of the Trust and the obligations of any purchasers of Notes sold through a Dealer as an agent of the Trust, will be subject to the accuracy of the representations and warranties, as of the date on which such representations and warranties were made, or deemed to be made pursuant to Section 2 on the part of the Company and Trust herein contained or contained in any certificate of an officer or trustee of the Company or Trust, respectively, delivered pursuant to the provisions hereof, to the performance and observance by each of the Trust and the Company of its covenants and other obligations hereunder, and to the following additional conditions precedent:

        (a)   Effectiveness of Registration Statement.    The Registration Statement (including any Rule 462(b) Registration Statement and any Rule 429 Registration Statement, if applicable) has become effective under the 1933 Act and the 1934 Act, as applicable, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, and no proceedings for such purpose shall have been instituted or shall be pending or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Dealer(s).

        (b)   Legal Opinions.

  (i)
  On the Settlement Date for the first series of notes issued under the Program (the "Initial Settlement Date"), the Dealer(s) shall have received the legal opinions in (A) through (L) below in form and substance satisfactory to the Dealer(s) (which shall be the bookrunning lead manager(s) in the case of a syndicated issue); for all issues after the Initial Settlement Date, the Dealer(s) shall have received the opinions in (A) through (L) below unless previously provided on the later of (x) the Initial Settlement Date or (y) the first settlement date following the most recent annual anniversary date of the date such opinions were most recently delivered, or unless otherwise agreed among the Company, the Trust and the Dealer(s) (which shall be the bookrunning lead manager(s) in the case of a syndicated issue):

            (A)  Opinion of the Counsel for the Company.    The opinion of Debevoise & Plimpton LLP or other external counsel reasonably satisfactory to the Dealer(s) (which shall be the bookrunning lead manger(s) in the case of a syndicated issue) or internal legal counsel to the Company which shall be at least a Senior Associate Legal Counsel to the Company (in either case, the "Company Approved Counsel"), to the effect set forth in Exhibit A hereto;

            (B)  Opinion of Counsel for the Trust.    The opinion of Richards Layton & Finger, or, subsequent to the Initial Settlement Date, Company Approved Counsel, to the effect set forth in Exhibit B hereto;

            (C)  Opinion of Counsel for the Trustee.    The opinion of Richards, Layton & Finger, or other external counsel reasonably satisfactory to the Dealer(s) (which shall be the bookrunning lead manager(s) in the case of a syndicated issue), as counsel for the Trustee to the effect set forth in Exhibit C hereto;

            (D)  Opinion of Counsel for the Administrator.    The opinion of Tannenbaum Helpern Syracuse & Hirschtritt LLP, or other external counsel reasonably satisfactory to the Dealer(s) (which shall be the bookrunning lead manager(s) in the case of a syndicated issue), as counsel for the Administrator to the effect set forth in Exhibit D hereto;

            (E)  Opinion of Counsel for the Trust Concerning Delaware Security Interest Matters.    The opinion of Richards, Layton & Finger, or other external counsel reasonably satisfactory to the

    Dealer(s) (which shall be the bookrunning lead manager(s) in the case of a syndicated issue), as counsel for the Trust to the effect set forth in Exhibit E hereto;

            (F)  Opinion of Counsel for the Company Concerning Certain Tax Matters.    The opinion of Debevoise & Plimpton LLP, counsel for the Company, or other external counsel reasonably satisfactory to the Dealer(s) (which shall be the bookrunning lead manager(s) in the case of a syndicated issue), to the effect set forth in Exhibit F hereto;

            (G)  Opinion of Counsel for the Company Concerning Certain Insurance Insolvency Matters.    The opinion of Bass, Berry & Sims PLC, Tennessee counsel for the Company, or, subsequent to the Initial Settlement Date, Company Approved Counsel, to the effect set forth in Exhibit G hereto;

            (H)  Opinion of Counsel for the Company Concerning Certain Insurance Regulatory Matters.    The opinion of Clifford Chance US LLP, counsel for the Company, or other external counsel reasonably satisfactory to the Dealer(s) (which shall be the bookrunning lead manager(s) in the case of a syndicated issue), to the effect set forth in Exhibit H hereto;

            (I)   Opinion of Counsel for the Dealer(s) Concerning Certain Federal Securities Law Matters.    The opinion of Sidley Austin Brown & Wood LLP, counsel for the Dealer(s), or other external counsel reasonably satisfactory to the Dealer(s) (which shall be the bookrunning lead manager(s) in the case of a syndicated issue), to the effect set forth in Exhibit I hereto;

            (J)   Opinion of Counsel for the Dealer(s) Concerning Certain New York Security Interest Matters.    The opinion of Sidley Austin Brown & Wood LLP, counsel for the Dealer(s), or other external counsel reasonably satisfactory to the Dealer(s) (which shall be the bookrunning lead manager(s) in the case of a syndicated issue), to the effect set forth in Exhibit J hereto;

            (K)  Opinion of Counsel for the Company Concerning Certain New York Law Matters.    The opinion of Debevoise & Plimpton LLP or Company Approved Counsel, as counsel for the Company, to the effect set forth in Exhibit K; and

            (L)  Opinion of Delaware Counsel Concerning Enforceability of the Funding Agreement.    The opinion of Richards Layton & Finger, or, subsequent to the Initial Settlement Date, Company Approved Counsel, to the effect set forth in Exhibit L hereto.

  (ii)
  Unless otherwise agreed, on the Settlement Date the following negative assurances shall be delivered to the Dealer(s) each dated as of the Settlement Date:

            (A)  Negative Assurance of Counsel for the Dealer(s).    The negative assurance of Sidley Austin Brown & Wood LLP, counsel for the Dealer(s), or other external counsel reasonably satisfactory to the Dealer(s) (which shall be the bookrunning lead manager(s) in the case of a syndicated issue), with respect to the matters set forth in Exhibit M hereto; and

            (B)  Negative Assurance of Counsel for the Company.    The negative assurance of Debevoise & Plimpton LLP or Company Approved Counsel, as counsel for the Company, to the effect set forth in Exhibit N hereto.

        (c)   Trust Officer's Certificate.    On the Settlement Date there shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, whether or not arising in the ordinary course of business, and the Dealer(s) shall have received a certificate of an officer of the Administrator of the Trust, dated as of the Settlement Date or other agreed upon date to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Trust herein contained are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, and (iii) the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate.

        (d)   Company Officer's Certificate.    On the Settlement Date there shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Dealer(s) shall have received a certificate of an officer of the Company who is at least a Senior Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the Settlement Date or other agreed upon date to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company herein contained are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such person's knowledge, are threatened by the Commission.

        (e)   Comfort Letter of Accountants to the Company.    Unless otherwise agreed, on the Settlement Date the Dealer(s) shall have received a letter from PricewaterhouseCoopers LLP or its successor, as the independent registered public accounting firm for the Company (the "Accountants"), dated as of the Settlement Date and in form and substance satisfactory to the Dealer(s), to the effect set forth in Exhibit O hereto.

        (f)    Additional Documents.    On the Settlement Date counsel to the Dealer(s) shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and Trust in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Dealer(s) and to counsel to the Dealer(s).

        If any condition specified in this Section 4 shall not have been fulfilled when and as required to be fulfilled, this Distribution Agreement may be terminated by any Dealer (as to itself only or on behalf of the other Dealer(s) by the bookrunning lead manager(s) in the case of a syndicated issue) by notice to the Company and the Trust at any time and any such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that Sections 5(e), 6, 7, 9(c), 10(b) and 10(c) hereof shall survive any such termination and remain in full force and effect.

        SECTION 5.    Purchases as Principal; Solicitations as Agent.

        (a)   Purchases as Principal.    Notes purchased from the Trust by the Dealer(s), individually or in a syndicate, as principal shall be made in accordance with terms herein and the terms agreed upon between such Dealer(s), on one hand, and the Company and the Trust, on the other hand pursuant to this Distribution Agreement. A Dealer's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company and the Trust herein contained and shall be subject to the terms and conditions herein set forth. The Dealer(s) may engage the services of any broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received by them in connection with such purchases to any broker or dealer.

        If this Distribution Agreement provides for two or more Dealers to purchase Notes from the Trust as principal and one or more of such Dealers shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase (the "Defaulted Notes"), then the nondefaulting Dealer(s) shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Dealers or underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then the Company and the Trust shall have the right, within 24 hours after the expiration of such previous 24-hour period, to procure another party or other parties reasonably satisfactory to the Dealer(s) to purchase the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if however, the Company and the Trust shall not have completed such arrangements within such 24-hour period, then:

  (i)
  if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Dealers on the Settlement Date, the nondefaulting Dealer(s) shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Dealer(s); or

  (ii)
  if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Dealers on the Settlement Date, such agreement shall terminate without liability on the part of any nondefaulting Dealer.

        No action taken pursuant to this paragraph shall relieve any defaulting Dealer from liability in respect of its default. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Dealer(s), on one hand, or the Company and the Trust, on the other hand, shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

        (b)   Solicitations as Agent.    If provided for in this Distribution Agreement and on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Dealer(s) party hereto, as agent of the Trust, will use its (or their) reasonable best efforts to solicit offers for the purchase of Notes upon the terms and conditions set forth herein and in the Prospectus. Each such Dealer is authorized to appoint any sub-agent with respect to solicitations of offers to purchase Notes. All Notes sold through each such Dealer as an agent will be sold at one hundred percent (100%) of their principal amount unless otherwise agreed upon between the Company and the Trust, on one hand, and such Dealer, on the other hand.

        The Trust reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes through a Dealer, as an agent of the Trust, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions (which may be given orally) from the Trust, but in no event later than one business day after such instructions have been provided, each such Dealer will suspend solicitation of offers for the purchase of Notes from the Trust until such time as the Trust has advised such Dealer that such solicitation may be resumed. For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to be closed.

        The Trust agrees to pay each Dealer, as consideration for soliciting offers to purchase Notes as an agent of the Trust, a commission, which each such Dealer is hereby authorized to deduct from the sales proceeds of Notes sold by the Trust as a result of a solicitation as agent made by each such Dealer, equal to the applicable percentage of the principal amount of each Note sold by the Trust as a result of any such solicitation made by each such Dealer, as set forth in Schedule 1 hereto.

        Delivery of Notes sold through a Dealer as an agent of the Trust shall be made by the Trust to such Dealer for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Dealer shall promptly notify the Trust and deliver such Note to the Trust and, if such Dealer has theretofore paid the Trust for such Note, the Trust will promptly return such funds to such Dealer. If such failure has occurred for any reason other than default by such Dealer in the performance of its obligations hereunder, the Trust will reimburse such Dealer on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Trust's account.

        (c)   Marketing Materials; Conduct of Offering.    In connection with the solicitation of offers to purchase the Notes, without the prior written consent of the Company, the Dealer(s) are not authorized to provide any written information relating to the Company and the Trust to any prospective purchaser other than the Prospectus as then amended or supplemented which has been most recently distributed to the Dealer(s) by the Company, and the Dealer(s) will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction.

        (d)   Administrative Procedures.    If each Dealer is acting as agent, the purchase price, interest rate or formula, maturity date and other terms of the Notes specified in this Distribution Agreement shall be agreed upon between the Trust and the Company, on one hand, and the Dealer(s), on the other hand, and specified in a Pricing Supplement prepared in connection with each sale of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Unless otherwise agreed, the Dealer(s), Trust and Company shall perform and the Company agrees to cause the Administrator and Indenture Trustee to perform, their respective duties and obligations specifically provided to be performed by them in the Administrative procedures, substantially in the form of Exhibit P hereto (the "Administrative Procedures").

        (e)   Obligations Several.    The Company and Trust acknowledge that the obligations of the Dealer(s) under this Distribution Agreement are several and not joint.

        (f)    Survival.    All representations, warranties and agreements contained in this Distribution Agreement, in certificates of officers of the Company or any of its subsidiaries, or in certificates of the officers of the Administrator or Trustee of the Trust submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Dealer(s) or any controlling person of the Dealer(s), or by or on behalf of the Company or the Trust, and shall survive each delivery of and payment for the Notes.

        (g)   Arms-Length Transaction.    The Company and Trust each acknowledge and agree that the Dealer(s) are acting solely in the capacity of an arm's-length contractual counterparty to each of the Company and the Trust with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or the Trust. Additionally, the Dealer(s) are not advising the Company or the Trust as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Company and the Trust shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Dealer(s) shall have no responsibility or liability to the Company or the Trust with respect thereto.

        SECTION 6.    Indemnification.

        (a)   Indemnification of the Dealer.    The Company and Trust agree to jointly and severally indemnify and hold harmless each Dealer and each person, if any, who controls such Dealer within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity does not apply to (i) any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or Trust by such Dealer(s) expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), (ii) any loss, liability, claim, damage or expense arising out of any statements in or omissions from that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Form T-1) under the 1939 Act of the Trustee or the Indenture Trustee or (iii) with respect to any preliminary prospectus to the extent that any such loss, claim, expense, damage or liability of such Dealer results from the fact that such Dealer sold Notes to a person as to whom it shall be established by the Company and the Trust that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (as amended or supplemented) in any case where such delivery is required by the 1933 Act, if such Dealer failed to make reasonable efforts generally consistent with the then prevailing industry practice to effect such delivery and the Company and the Trust has previously furnished copies thereof in sufficient quantities to such Dealer and the loss, claim, expense, damage or liability of such Dealer results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the Prospectus.

        (b)   Indemnification of Company and Trust.    Each Dealer agrees, severally but not jointly, to indemnify and hold harmless the Company, the Trust, their directors, officers and trustees (if applicable) who signed the Registration Statement and each person, if any, who controls the Company or Trust within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Trust by such Dealer expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c)   Actions Against Parties; Notification.    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Dealer(s) and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party, which consent shall not be unreasonably withheld) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

        No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) is for monetary damages only, (ii) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d)   Settlement Without Consent if Failure to Reimburse.    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any claim, suit, litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, arising out of the events or occurrences described in Section 6(a) (if the Company and Trust are the indemnifying parties) or Section 6(b) (if a Dealer is an indemnifying party), and such settlement is effected without the indemnifying party's written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by this Section 6(d) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

        SECTION 7.    Contribution.

        If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein (other than as provided therein), then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust, on one hand, and the Dealer(s), on the other hand, from the offering of the relevant Series of Notes, as the case may be, that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Trust, on one hand, and the Dealer(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company and the Trust, on the one hand, and the Dealer(s), on the other hand, in connection with the offering of the relevant Series of Notes, as the case may be, that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Trust and the total discount or commission received by the Dealer(s), as the case may be, bears to the aggregate initial offering price of such Notes.

        The relative fault of the Company and the Trust, on one hand, and the Dealer(s), on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust, on one hand, or by the Dealer(s), on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Dealer(s) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, (i) no Dealer shall be required to contribute any amount in excess of the amount by which the total price, at which the Notes underwritten by such Dealer and distributed to the public, were offered to the public exceeds the amount of any damages which such Dealer has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Notes purchased from the Trust by two or more Dealers as principal, the respective obligations of such Dealers to contribute pursuant to this Section 7 are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Dealer has agreed to purchase from the Trust.

        For purposes of this Section 7, each person, if any, who controls a Dealer within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Dealer, and each director, officer and trustee (if applicable) of the Company or Trust, as applicable, and each person, if any, who controls the Company or Trust within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company or Trust, as applicable.

        SECTION 8.    Payment of Expenses.

        The Company will pay all expenses incident to the performance of the obligations of the Company and Trust under this Distribution Agreement, including:

        (a)   The preparation, filing, printing and delivery of the Registration Statement as originally filed and all amendments thereto and any preliminary prospectus, the Prospectus and any amendments or supplements thereto;

        (b)   The preparation, printing and delivery of the Program Documents;

        (c)   The preparation, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes;

        (d)   The fees and disbursements of the Company's and Trust's accountants, counsel and other advisors or agents (including any calculation agent or exchange rate agent) and of the Trustee, Administrator and Indenture Trustee and their counsel;

        (e)   The reasonable fees and disbursements of counsel to the Dealer(s) incurred in connection with the establishment and maintenance of the Program and incurred from time to time in connection with the transactions contemplated hereby;

        (f)    The fees charged by the nationally recognized statistical rating organizations for the rating of the Program and the Notes;

        (g)   The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

        (h)   The filing fees incident to, and the reasonable fees and disbursements of counsel to the Dealer(s) in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD"); and

        (i)    Any advertising and other out-of-pocket expenses of the Dealer(s) incurred with the prior written approval of the Company and Trust.

        SECTION 9.    Termination.

        (a)   Termination of this Distribution Agreement.    If each Dealer is acting as agent, this Distribution Agreement may be terminated for any reason, at any time by the Company, Trust, or a Dealer, as to itself, upon written notice of such termination to the other parties hereto.

        (b)   Termination of Agreement to Purchase Notes as Principal.    The Dealer(s) (which shall be the bookrunning lead manager(s) in the case of a syndicated issue) may terminate any agreement by such Dealer(s) (and any other Dealers, in the case of a syndicated issue) to purchase Notes from the Trust as principal, immediately upon written notice to the Company and the Trust, at any time on or prior to the Settlement Date relating thereto, if (i) there has been, since the time of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or of the Trust, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis or any similar change or similar development or event (including without limitation, an act of terrorism) involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of Dealer(s) (which shall be the bookrunning lead manager(s) in the case of a syndicated issue) after consultation with the Company), impracticable to market such Notes or enforce contracts for the sale of such Notes, (iii) trading in any securities of Protective Life Corporation, a publicly owned holding company incorporated under the laws of the State of Delaware (the "Corporation"), the Company, or Trust has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) a banking moratorium has been declared by either Federal or New York authorities or (v) the rating assigned by any Ratings Agency to the Program, any notes issued pursuant to the Registration Statement, or any debt securities (including the Notes) of the Trust or any securities or the financial strength of the Corporation or Company as of the date of such agreement shall have been lowered or withdrawn since that date or if any Ratings Agency shall have publicly announced that it has under surveillance or review its rating of the Program, any notes issued pursuant to the Registration Statement, or any debt securities (including the Notes) of the Trust or any securities or the financial strength of the Corporation or Company; provided, however, that such agreement may not be terminated by a Dealer if such Dealer knew about any such action or announcement by any Ratings Agency prior to the date and time of the execution of this Distribution Agreement by such Dealer to purchase Notes from the Trust.

        (c)   General.    In the event of any termination under Section 9(a) or Section 9(b) above, neither party will have any liability to the other party hereto, except that (i) if any Dealer is acting as agent, such Dealer(s) shall be entitled to any commissions earned in accordance with the third paragraph of Section 5(b) hereof for sales of Notes which have settled on or before the effective date of termination under Section 9(a) above, (ii) if at the time of termination (a) any Dealer shall own any Notes purchased by it from the Trust as principal or (b) an offer to purchase any of the Notes has been accepted by the Trust but the time of delivery to the purchaser or his agent of such Notes relating thereto has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 3(b)(ix) hereof, the provisions of Section 8 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 5(e), 10(b) and 10(c) hereof shall remain in effect.

        SECTION 10.    Miscellaneous.

        (a)   Notice.    Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

        If to the Company:

  Protective Life Insurance Company
  111 North First St. Suite 209
  Burbank, CA 91502
  Attention: Program Administration
  Telecopy No.: (818) 729-1800

        If to the Trust:

  Protective Life Secured Trust (followed by the number of the Trust designated in this Distribution Agreement)
  c/o Wilmington Trust Company
  Rodney Square North
  1100 N. Market Street
  Wilmington, DE 19890-0001
  Attention: Corporate Trust Administration
  Telecopy No.: (302)636-4140

        If to the Dealer(s):

        At the address(es) specified in this Distribution Agreement.

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 10(a).

        (b)   Parties.    This Distribution Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Distribution Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Distribution Agreement or any provision herein contained. This Distribution Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

        (c)   GOVERNING LAW; FORUM.    THIS DISTRIBUTION AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        (d)   Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction hereof.

        (e)   Counterparts.    This Distribution Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

        (f)    Amendments.    This Distribution Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company, Trust, and the Dealer(s). In the event that each Dealer is acting as an agent of the Trust, the Company and the Trust may from time to time nominate an additional institution as a new Dealer hereunder, in which event, upon confirmation by such institution of an initial purchaser accession letter (the "Dealer Accession Letter") in the terms or substantially in the form of Exhibit Q, such institution shall become a party hereto, subject as provided below, with all the authority, rights, powers, duties and obligations of a Dealer as if originally named as a Dealer hereunder.

Index of Exhibits and Schedules to Standard Distribution Agreement Terms

Exhibits
Exhibit A	—	Form of Opinion of Counsel for the Company
Exhibit B	—	Form of Opinion of Counsel for the Trust
Exhibit C	—	Form of Opinion of Counsel for the Trustee
Exhibit D	—	Form of Opinion of Counsel for the Administrator
Exhibit E	—	Form of Opinion of Counsel for the Trust Concerning Delaware Security Interest Matters
Exhibit F	—	Form of Opinion of Debevoise & Plimpton LLP, Counsel for the Company, Concerning Certain Tax Matters
Exhibit G	—	Form of Opinion of Counsel for the Company, Concerning Certain Insurance Insolvency Matters
Exhibit H	—	Form of Opinion of Clifford Chance US LLP, Counsel for the Company, Concerning Certain Insurance Regulatory Matters
Exhibit I	—	Form of Opinion of Sidley Austin Brown & Wood LLP, Counsel for the Dealer(s) Concerning Certain Federal Securities Law Matters
Exhibit J	—	Form of Opinion of Sidley Austin Brown & Wood LLP, Counsel for the Dealer(s) Concerning Certain New York Security Interest Matters
Exhibit K	—	Form of Opinion of Counsel for the Company Concerning Certain New York Law Matters
Exhibit L	—	Form of Opinion of Delaware Counsel for the Trust Concerning Certain Delaware Law Matters
Exhibit M	—	Form of Negative Assurance of Sidley Austin Brown & Wood LLP, Counsel for the Dealer(s)
Exhibit N	—	Form of Negative Assurance of Counsel for the Company
Exhibit O	—	Form of Comfort Letter of PricewaterhouseCoopers LLP, Accountants to the Company
Exhibit P	—	Administrative Procedures
Exhibit Q	—	Form of Dealer Accession Letter
Schedules
Schedule 1	—	Agent Commissions

QuickLinks

  EXHIBIT 1.3
STANDARD DISTRIBUTION AGREEMENT TERMS PROTECTIVE LIFE INSURANCE COMPANY SECURED MEDIUM-TERM NOTES PROGRAM Dated as of July 21, 2005
Index of Exhibits and Schedules to Standard Distribution Agreement Terms